SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2003

U.S. REALTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30401	36-4166222

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15 Piedmont Center, Suite 100, Atlanta, Georgia 30305

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code 404-869-2500

SIGNATURES
EX-99.1 PRESS RELEASE DATED 5/15/03

Item 7. Financial Statements and Exhibits

     (c) Exhibits –

99.1	U.S. RealTel, Inc. Press Release dated May 15, 2003 – “U.S. RealTel Reports First Quarter Results”.

Item 9. Regulation FD Disclosure and Item 12. Disclosure of Results of
Operations and Financial Condition

On May 15, 2003, U.S. RealTel, Inc. issued a press release announcing its results for the quarter ended March 31, 2003. A copy of such press release is furnished as part of this report and incorporated by reference in response to Items 9 and 12 of this Form 8-K.

To the extent non-GAAP information is included in the press release, such information is included because the Registrant believes such information is of interest to the investment community because such information provides additional methods of evaluating U.S. RealTel’s performance from period to period on a comparable basis not otherwise apparent on a GAAP basis, since many one-time or infrequent charges do not meet the GAAP definition of unusual non-recurring items. The non-GAAP information removes the impact from financing activities in connection with certain acquisitions and eliminates the long-term effect of asset depreciation, which is a material effect due to the assets that had to be written down following the acquisitions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RealTel, Inc.

Date: May 15, 2003

/s/ Gregory P. McGraw By: Gregory P. McGraw Title: President